Exhibit 23.2


                        BROWN, EDWARDS & COMPANY, L.L.P.
                          Certified Public Accountants




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement pertaining to Highlands Bankshares, Inc. Dividend Reinvestment and Stock Purchase Plan and in related prospectus of our report dated January 31, 2001, on the consolidated financial statements of Highlands Bankshares, Inc. as of December 31, 2000, which appears in the annual report on Form 10-K of Highlands Bankshares, Inc. for the year ended December 31, 2000.


                                            /s/ Brown, Edwards & Company, L.L.P.

                                            BROWN, EDWARDS & COMPANY, L.L.P.


Bristol, Virginia
February 26, 2002